Exhibit 10.5

GAN LIMITED

EMPLOYEE STOCK PURCHASE PLAN

1. Establishment and Purpose of Plan.

The Company has adopted this Plan to grant options for the purchase of the Company’s Shares to Eligible Employees of the Company and its Participating Corporations. In addition, the Plan authorizes the grant of options pursuant to Foreign Plans or sub-plans or special rules adopted by the Committee designed to achieve desired tax or other objectives in particular locations outside of the United States or to achieve other business objectives in the determination of the Committee, which arrangements shall not be required to comply with the requirements of Section 423 of the Code or all of the specific provisions of the Plan, including but not limited to terms relating to eligibility or Purchase Price.

The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Code Section 423), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein.

The purpose of this Plan is to provide Eligible Employees of the Company and Participating Corporations with a convenient means of acquiring an equity interest in the Company through payroll deductions, to enhance such Employees’ sense of participation in the affairs of the Company and Participating Corporations, and to provide an incentive for continued employment.

2. Definitions.

(a) “Board” means the Board of Directors of the Company, as constituted from time to time.

(b) “Change in Control” means the consummation of any one or more of the following:

(i) Any person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of stock of the Company with respect to which fifty percent (50%) or more of the total number of votes for the election of the Board may be cast; or

(ii) As a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, persons who were directors of the Company just prior to such event shall cease to constitute a majority of the Board; or

(iii) The consummation of a sale or other disposition of all or substantially all the assets of the Company;

(iv) A tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting securities.

A transaction shall not constitute a Change in Control if its sole purpose is to change the jurisdiction of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(c) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

(d) “Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board, if any, duly appointed to administer the Plan and having such powers in each instance as shall be specified by the Board and as specified in Section 4 of this Plan.

(e) “Company” means GAN Limited, a Bermuda exempted company limited by shares.

(f) “Compensation” means all Form W-2 cash compensation, including, but not limited to, base salary, wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions; provided, however that Compensation shall not include any long term disability or workers compensation payments, car allowances, relocation payments or expense reimbursements and provided further that for purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code shall be treated as if the Participant did not make such election.

(g) “Eligible Employee” means an Employee who meets the requirements set forth in Section 5 for eligibility to participate in the Plan.

(h) “Employee” means any individual who is an employee of the Company or a Participating Corporation. Whether an individual qualifies as an Employee shall be determined by the Committee, in its sole discretion. The Committee shall be guided by the provisions of Treasury Regulation Section 1.421-1 and Section 3401(c) of the Code and the Treasury Regulations thereunder, with the intent that the Plan cover all “employees” within the meaning of those provisions other than those who are not eligible to participate in the Plan; provided, however, that any determinations regarding whether an individual is an Employee shall be prospective only, unless otherwise determined by the Committee. Unless the Committee makes a contrary determination (except as otherwise provided in Section 13), the Employees of the Company shall, for all purposes of this Plan, be those individuals who are carried as employees of the Company or a Participating Corporation for regular payroll purposes.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” means the market price of a Share, determined by the Committee as follows:

(i) If the Shares were traded on a stock exchange (such as the NYSE, NYSE Amex, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such stock as reported by such exchange (or the exchange or market with the greatest volume of trading in the Shares) on the most recent trading date prior to the date of determination;

(ii) If the Shares were traded on the OTC Bulletin Board at the time of determination, then the Fair Market Value shall be equal to the last-sale price reported by the OTC Bulletin Board on the most recent trading date prior to the for such date;

(iii) If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.

(k) “First Purchase Period” means the first (and only) Purchase Period within the First Offering Period, established by the Committee under the Plan in accordance with Section 6.

(l) “First Offering Date” means the Offering Date for the First Offering Period.

(m) “First Offering Period” means the first Offering Period established by the Committee under the Plan in accordance with Section 6.

(n) “Foreign Plan” means a substantially similar plan as this Plan for Employees resident outside the United States which the Board or the Committee may implement at such time as it deems necessary. Unless otherwise expressed in a Foreign Plan or as required by applicable laws, each Foreign Plan shall be a sub-plan of this Plan and not a separate plan.

(o) “Maximum Share Amount” means the maximum aggregate number of Shares which may be purchased by any Employee during any single Offering Period, as specified by the Committee, in its sole discretion.

(p) “New Exercise Date” means a new Purchase Date if the Committee shortens any Offering Period then in progress.

(q) “Notice Period” means the period that is within two (2) years from the Offering Date or within one (1) year from the Purchase Date during which Shares were purchased pursuant to this Plan.

(r) “Offering Period” means a period, established by the Committee in accordance with Section 6, during which an offering of Shares pursuant to the Plan is outstanding. For purposes of this Plan, the Committee may designate separate Offering Periods under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more of the Company or any Participating Corporations may participate, even if the dates of the applicable Offering Periods are identical.

(s) “Offering Date” means the first Trading Day of each Offering Period.

(t) “Parent” means a “parent corporation” as defined in Section 424(e) of the Code.

(u) “Participant” means an Eligible Employee who has become a Participant in an Offering Period in accordance with Section 7 and remains a Participant in accordance with the Plan.

(v) “Participating Corporation” is a Parent or Subsidiary that the Board or Committee in its discretion designates from time to time as a corporation that shall participate in this Plan.

(w) “Plan” means this GAN Limited Employee Stock Purchase Plan as it may be amended from time to time.

(x) “Purchase Date” means, for any Offering Period, the last Trading Day of each Purchase Period occurring within such Offering Period.

(y) “Purchase Period” means a period, established by the Committee in accordance with Section 6, included within an Offering Period. If the Committee determines that there will only be one Purchase Period within an Offering Period then such Purchase Period shall have the same beginning and ending dates as that Offering Period.

(z) “Purchase Price” means the price at which a Share may be purchased under the Plan, as determined in accordance with Section 9.

(aa) “SEC” means the Securities and Exchange Commission.

(bb) “Securities Act” means the Securities Act of 1933, as amended.

(cc) “Share” means one ordinary share of the Company, par value of $0.01, and any other securities into which such shares are changed, for which such shares are exchanged or which may be issued in respect thereof.

(dd) “Share Limit” means the total number of Shares reserved and available for issuance pursuant to this Plan as specified in Section 3 of this Plan, subject to adjustments effected in accordance with Section 15 of this Plan.

(ee) “Subsidiary” means a “subsidiary corporation” as defined in Section 424(f) of the Code.

(ff) “Successor Company” means the surviving company, the successor company, the acquiring company or its parent, as applicable, in connection with a Change in Control.

(gg) “Trading Day” means any day on which the exchange(s) or market(s) on which Shares are listed is open for trading.

3. Number of Shares.

The Share Limit shall be 300,000 Shares, subject to adjustments effected in accordance with Section 15 of this Plan. The Board or the Committee may at such time as it deems necessary implement a Foreign Plan or a sub-plan, in which case the Share Limit shall be reduced by the number of Shares issued under the Foreign Plan or sub-plan. Shares issued under this Plan may consist, in whole or in part, of authorized and unissued Shares or treasury shares reacquired in private transactions or open market purchases, but all Shares issued under this Plan and a Foreign Plan or a sub-plan shall be counted against the Share Limit.

Subject to adjustment as provided in Section 15, the Share Limit shall be increased on February 1, 2022 and on each subsequent February 1 through and including February 1, 2030, by a number of Shares (the “Annual Increase”) equal to the lesser of (i) 0.25 percent of the number of Shares issued and outstanding on the immediately preceding December 31st, or (ii) 100,000 Shares, or (iii) an amount (which may be zero) determined by the Board or the Committee.

4. Administration.

This Plan shall be administered by the Committee. Subject to the provisions of this Plan and the limitations of Section 423 of the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all persons. The Committee’s decisions and determinations will be afforded the maximum deference provided by applicable law. Additionally, any inquiries regarding eligibility to participate in the Plan shall be directed to the Committee, whose decision shall be final and binding. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Committee is specifically authorized to:

i. determine eligibility to participate in the Plan

ii. determine the Participating Corporations, Offering Periods, Purchase Periods, Purchase Price and any discount from the Fair Market Value in setting the Purchase Price;

iii. determine the minimum and maximum rate of payroll deductions accumulated for the Purchase Price of Shares;

iv. limit the frequency and/or number of changes in the amount withheld during an Offering Period;

v. permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections;

vi. establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation;

vii. establish rules and procedures regarding the definition of Compensation, handling of payroll deductions, the submission of contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold payroll deductions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, and withholding procedures and handling of stock certificates which vary with local requirements; and

viii. establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan.

Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration and carrying out of this Plan shall be paid by the Company.

To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons who are delegated by the Board or Committee to perform administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Memorandum of Association or Bye-laws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

5. Eligibility.

(a) Any Employee of the Company or Participating Corporations who, together with any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code, owns stock or holds options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any of its Participating Corporations shall not be permitted to participate in any Offering Period under the Plan.

(b) Subject to Section 5(a), any Employee of the Company or the Participating Corporations is eligible to participate in an Offering Period under this Plan except the following may be excluded by the Company with respect to any particular Offering Period:

i.	Employees who are not employed by the Company or a Participating Corporation prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;

ii.	Employees who have been employed for less than two (2) years;

iii.	Employees who are customarily employed for twenty (20) hours or less per week;

iv.	Employees who are customarily employed for five (5) months or less in a calendar year;

v.	Highly compensated employees as defined in section 414(q) of the Code and within the limitations described in Treasury Regulation Section 1.423-2(e)(2)(ii); and

vi.	Employees who reside in countries for whom such Employees’ participation in the Plan would result in a violation under any applicable laws of such country of residence or if compliance with such other laws would cause the Plan (or any offering under the Plan) to violate the requirements of Code Section 423.

(c) The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee or an Eligible Employee and the effective date of such individual’s attainment or termination of such status, as the case may be. For purposes of an individual’s participation in or other rights, if any, under the Plan as of the time of the Company’s determination of whether or not the individual is an Employee, all such determinations by the Company shall be final, binding and conclusive as to such rights, if any, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination as to such individual’s status as an Employee.

6. Offering Dates.

Except as otherwise provided below, an Offering Period shall be of a three (3) month duration commencing on or about January, April, July and October of each year, respectively (or at such other time or times as may be determined by the Board or the Committee), or such other duration as the Committee shall determine. Within each Offering Period, there may be one or more consecutive Purchase Periods each of such number and duration as may be determined by the Board or the Committee and which shall cover the entire duration of the Offering Period. Notwithstanding the foregoing, unless the Committee determines otherwise, the First Offering Period and First Purchase Period shall each commence on January 4, 2021 and the First Offering Period and First Purchase Period shall each end on March 31, 2021. The Committee shall have the power to establish additional or alternative sequential or overlapping Offering Periods, a different duration for one or more Offering Periods or Purchase Periods, or different Offering Dates and Purchase Dates without shareholder approval if such change is implemented prior to the relevant Offering Period or Purchase Period (as applicable) or prior to such other time period as specified by the Committee. Notwithstanding anything to the contrary, the duration of any Offering Period shall not exceed twenty-seven (27) months.

7. Participation in this Plan.

(a) Eligible Employees may become Participants in an Offering Period under this Plan on the Offering Date, after satisfying the eligibility requirements, by delivering a subscription agreement to the Company prior to such Offering Date, or such other time period as specified by the Committee. Enrollment will become effective upon the first day of an Offering Period. An Eligible Employee who does not deliver a subscription agreement to the Company after becoming eligible to participate in an Offering Period shall not participate in that Offering Period or any subsequent Offering Period unless such Employee enrolls in this Plan by delivering a subscription agreement with the Company prior to such Offering Period, or such other time period as specified by the Committee. Once an Employee becomes a Participant in an Offering Period, such Employee shall automatically participate in the Offering Period commencing immediately following the last day of the prior Offering Period unless the Employee withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 12 below. Such Participant is not required to file any additional subscription agreement in order to continue participation in this Plan.

(b) To the extent permitted by applicable laws or as otherwise provided by the Committee, if the Fair Market Value of a Share on any Offering Date is less than the Fair Market Value of a Share for the immediately preceding Offering Period’s Offering Date, then all Participants in the immediately preceding Offering Period shall, after purchasing Shares on the applicable Purchase Date for such immediately preceding Offering Period, be automatically enrolled in the immediately following Offering Period (and removed from the immediately preceding Offering Period).

8. Grant of Option on Enrollment.

Enrollment by an Eligible Employee in this Plan with respect to an Offering Period shall constitute the grant (as of the Offering Date) by the Company to such Employee of an option to purchase on the Purchase Date up to that whole number of Shares determined by a fraction, the numerator of which is the amount accumulated in such Employee’s payroll deduction account during such Purchase Period and the denominator of which is the per share Purchase Price provided under Section 9. The number of Shares subject to any option granted pursuant to this Plan shall not exceed the lesser of the purchase limits specified in Sections 11(a), 11(b) and 11(c) below. Notwithstanding the foregoing, in the event of a change in generally accepted accounting principles which would adversely affect the accounting treatment applicable to any current Offering Period, the Committee may make such changes to the number of Shares purchased at the end of the Purchase Period or the Purchase Price paid as are allowable under generally accepted accounting principles and as it deems necessary in the sole discretion of the Committee to avoid or minimize adverse accounting consequences.

9. Purchase Price.

The Purchase Price per Share at which a Share shall be sold in any Purchase Period shall be established by the Committee; provided, however, that the Purchase Price on each Purchase Date shall not be less than eighty-five percent (85%) of the lesser of the Fair Market Value of a Share on the (i) Offering Date or (ii) Purchase Date (but in no event less than the par value of a Share). Unless otherwise provided by the Committee, the Purchase Price for each Purchase Period shall be eighty-five percent (85%) of the lesser of the Fair Market Value of a Share on the (i) Offering Date or (ii) Purchase Date (but in no event less than the par value of a Share).

10. Payment Of Purchase Price; Changes In Payroll Deductions; Issuance Of Shares.

(a) The Purchase Price of the Shares will be paid by accumulated regular payroll deductions made by a Participant during each Purchase Period. Payroll deductions are made as a percentage of the Participant’s Compensation in one percent (1%) increments, not less than one percent (1%), nor greater than fifteen percent (15%), or such lower limit set by the Committee. Except as otherwise provided in this Plan, payroll deductions shall commence on the first payday of the Offering Period and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan.

(b) A Participant may increase or decrease the rate of payroll deductions during an Offering Period (but not below one percent (1%) of Compensation or not above any maximum percentage of Compensation established by the Committee, which limits may be subsequently changed by the Committee in its sole discretion) by filing with the Company a new authorization for payroll deductions, in which case the new rate shall become effective for the next full payroll period commencing five (5) business days after the Company’s receipt of the authorization (unless the Company, in its sole discretion, elects to process a given change in payroll deduction rate more quickly) and shall continue for the remainder of the Offering Period unless changed as described below. Such increase or decrease in the rate of payroll deductions may be made at any time during an Offering Period, but not more than one (1) change to increase and one (1) change to decrease deductions may be made effective during any Offering Period; provided however that a change to decrease payroll deductions to zero shall be governed by Section 10(d) below. A Participant may increase or decrease the rate of payroll deductions for any subsequent Offering Period by filing with the Company a new authorization for payroll deductions prior to the beginning of such Offering Period, or such other time period as specified by the Committee. If a Participant has not followed such procedures to change the rate of payroll deductions, the rate of his or her payroll deductions will continue at the originally elected rate throughout the Offering Period and future Offering Periods (unless correctly changed as provided in this Section 10(b) or terminated as provided in Section 12).

(c) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 11(a), the Committee may decrease a Participant’s payroll deductions to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 11(a), payroll deductions which have been decreased to zero percent (0%) pursuant to this Section 10(c) will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 12.

(d) A Participant may reduce his or her payroll deduction percentage to zero during an Offering Period by filing with the Company a request for cessation of payroll deductions. Such reduction shall become effective for the next full payroll period commencing five (5) business days after the Company’s receipt of the request and no further payroll deductions shall be made for the duration of the Offering Period. Payroll deductions credited to the Participant’s account prior to the effective date of the request shall be used to purchase Shares in accordance with Section 10(f) below. A Participant may not resume making payroll deductions during the Offering Period in which he or she reduced his or her payroll deductions to zero.

(e) All payroll deductions made for a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company. No interest accrues on the payroll deductions, except as may be required by applicable law, as determined by the Committee, and if so required by the laws of a particular jurisdiction. All payroll deductions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

(f) On each Purchase Date, for so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date (which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all payroll deductions accumulated in the account maintained on behalf of the Participant, as of that date returned to the Participant), the Company shall apply the funds then in the Participant’s account to the purchase of whole Shares reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per Share shall be as specified in Section 9 of this Plan. Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full Share shall be carried forward, without interest, into the next Purchase Period, as the case may be. In the event that this Plan has been oversubscribed, all funds not used to purchase Shares on the Purchase Date shall be returned to the Participant, without interest. No Shares shall be purchased on a Purchase Date on behalf of any Employee whose participation in this Plan has terminated prior to such Purchase Date.

(g) As soon as reasonably practicable after the Purchase Date, the Company will arrange the delivery to each Participant of the Shares purchased upon exercise of his or her option in a form determined by the Committee (in its sole discretion) and pursuant to rules established by the Committee. The Company may permit or require that the Shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that the Shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such Shares.

(h) During a Participant’s lifetime, his or her option to purchase Shares hereunder is exercisable only by him or her. The Participant shall have no interest or voting, dividend or other shareholder rights with respect to the Shares covered by his or her option until such option has been exercised and the Shares underlying such option have been delivered to the Participant.

11. Limitations on Shares to be Purchased.

(a) No Participant shall be permitted to purchase stock under this Plan at a rate which, when aggregated with his or her rights to purchase stock under all other employee stock purchase plans of the Company or any Parent or Subsidiary, exceeds $25,000 in Fair Market Value, determined as of the Offering Date (or such other limit as may be imposed by the Code) for each calendar year in which such option is outstanding at any time. The Company shall automatically suspend the payroll deductions of any Participant as necessary to enforce such limit provided that when the Company automatically resumes such payroll deductions, the Company must apply the rate in effect immediately prior to such suspension.

(b) No Participant shall be permitted to purchase on a Purchase Date an amount of Shares that would cause the Maximum Share Amount for the applicable Offering Period to be exceeded by such Participant and the number of Shares that the Participant can purchase shall be limited solely to the extent necessary so that the Maximum Share Amount is not exceeded. Prior to the commencement of any Offering Period or prior to such time period as specified by the Committee, the Committee may, in its sole discretion, set a Maximum Share Amount or change the Maximum Share Amount. Unless the Committee provides otherwise, the Plan’s initial Maximum Share Amount for the First Offering Period shall equal 5,000 Shares. If a new Maximum Share Amount is set, then all Participants must be notified of such Maximum Share Amount prior to the commencement of the next Offering Period. The Maximum Share Amount shall continue to apply with respect to all succeeding Offering Periods unless revised by the Committee as set forth above.

(c) If the number of Shares to be purchased on a Purchase Date by all Eligible Employees participating in this Plan exceeds the number of Shares then available for issuance under this Plan, then the Committee shall make a pro rata allocation of the remaining Shares in as uniform a manner as shall be reasonably practicable and as the Committee in its sole discretion shall determine to be equitable, and either continue all Offering Periods then in effect or terminate all Offering Periods then in effect pursuant to Section 27. In such event, the Company shall give written notice of such reduction of the number of Shares to be purchased under a Participant’s option to each Participant affected.

(d) Any payroll deductions accumulated in a Participant’s account which are not used to purchase Shares due to the limitations in this Section 11 shall be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest.

12. Withdrawal.

(a) Each Participant may withdraw from an Offering Period under this Plan by signing and delivering to the Company a written notice to that effect on a form provided for such purpose. Such withdrawal may be elected at any time at least five (5) days prior to the end of an Offering Period, or such other time period as specified by the Committee.

(b) Upon withdrawal from this Plan, all of the accumulated payroll deductions shall be returned to the withdrawn Participant, without interest, and his or her interest in this Plan shall automatically terminate and no further payroll deductions for the purchase of Shares will be made for such Offering Period. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new authorization for payroll deductions in the same manner as set forth in Section 7 above for initial participation in this Plan.

13. Termination of Employment.

Termination of a Participant’s employment for any reason, including retirement, death or the failure of a Participant to remain an Eligible Employee of the Company or of a Participating Corporation, shall immediately terminate his or her participation in this Plan and the Participant’s option to purchase will automatically terminate. In such event, the payroll deductions credited to the Participant’s account shall be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest. For purposes of this Section 13, an Employee shall not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Board or the Committee; provided, however that such leave is for a period of not more than three (3) months or reemployment upon the expiration of such leave is guaranteed by contract or statute.

14. Return of Payroll Deductions.

In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board or the Committee, the Company shall deliver to the Participant all payroll deductions credited to such Participant’s account. Except as may be required by applicable law, no interest shall accrue on the payroll deductions of a Participant in this Plan.

15. Capital Changes.

Subject to any required action by the shareholders of the Company, the number and type of Shares covered by each option under this Plan which has not yet been exercised, the number and type of Shares which have been authorized for issuance under this Plan but have not yet been placed under option, and the Shares subject to the Annual Increase, the Share Limit and Maximum Share Amount, as well as the Purchase Price per Share covered by each option under this Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares of the Company resulting from a stock split or the payment of a stock dividend (but only on the Shares), any other increase or decrease in the number of issued and outstanding Shares effected without receipt of any consideration by the Company or other change in the corporate structure or capitalization affecting the Company’s Shares; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an option.

In the event of a proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by the Committee setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Committee. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Committee will notify each Participant in writing or electronically prior to the New Exercise Date, that the Purchase Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless the Participant has withdrawn from the Offering Period prior to the New Exercise Date as provided in Section 12.

In the event of a merger or Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. However, in the event that the successor corporation refuses to assume or substitute for the Plan’s outstanding options, the Offering Periods with respect to which such options relate will be shortened by the Committee setting a New Exercise Date on which such Offering Period shall end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Committee will notify each Participant in writing or electronically prior to the New Exercise Date, that the Purchase Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless the Participant has withdrawn from the Offering Period prior to the New Exercise Date as provided in Section 12.

16. Taxes and Withholding.

Each Participant shall be responsible for payment of all individual tax liabilities arising under the Plan. The Shares purchased upon exercise of an option hereunder shall be considered for tax purposes to be sold to the Participant on the Purchase Date. At the time the option is exercised, in whole or in part, or at the time some or all of the Shares issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s or Participating Corporation’s federal, state, or any other tax liability payable to any authority, national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Shares. At any time, the Company or the Participating Corporation may, but will not be obligated to, withhold from the Participant’s Compensation or Shares issued to a Participant in the amount necessary for the Company or the Participating Corporation to meet applicable withholding obligations, including any withholding required to make available to the Company or the Participating Corporation any tax deductions or benefits attributable to sale or early disposition of Shares by the Participant.

17. Nonassignability.

Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive Shares under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by the laws of descent and distribution or as provided in Section 24) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect, except that the Company may treat such an act as an election to withdraw from an Offering Period in accordance with Section 12.

18. Reports.

Individual accounts shall be maintained for each Participant in this Plan. Each Participant shall be delivered, at least annually, a report of his or her account setting forth the total payroll deductions accumulated, the number of Shares purchased, the per Share price thereof and the remaining cash balance, if any.

19. Notice of Disposition.

Each Participant shall notify the Company in writing if the Participant disposes of any of the Shares purchased in a Purchase Period pursuant to this Plan if such disposition occurs within the Notice Period. The Company may, at any time during the Notice Period, place a legend or legends on any certificate representing Shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the Shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

20. No Rights to Continued Employment.

Neither this Plan nor the grant of any option hereunder shall confer any right on any Employee to remain in the employ of the Company or any Participating Corporation, or restrict the right of the Company or any Participating Corporation to terminate such Employee’s employment.

21. Equal Rights and Privileges.

All Eligible Employees shall have equal rights and privileges with respect to this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423 of the Code. Except as otherwise provided in Section 29 regarding Foreign Plans and sub-plans, this Section 21 shall take precedence over all other provisions in this Plan.

22. Notices.

All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

23. Term; Shareholder Approval.

This Plan was adopted by the Board on December 3, 2020 conditioned on and subject to obtaining Company shareholder approval on or before December 31, 2020. This Plan will be terminated as of the end of the day on January 1, 2021 and be null and void with no Share issuances if Company shareholders have not approved this Plan on or before December 31, 2020. Provided that this Plan is timely approved by the shareholders of the Company then this Plan shall become effective on January 1, 2021 and shall continue until the earliest to occur of (a) termination of this Plan by the Board or the Committee (which termination may be effected by the Board or the Committee at any time), (b) issuance of all of the Shares reserved for issuance under this Plan, or (c) December 1, 2030.

24. Designation of Beneficiary.

(a) A Participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant’s account under this Plan in the event of such Participant’s death subsequent to the end of a Purchase Period but prior to delivery to him of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

25. Conditions Upon Issuance of Shares; Limitation on Sale of Shares.

No option granted under the Plan may be exercised to any extent unless the Shares to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state and foreign securities laws and the requirements of any stock exchange upon which the Shares may then be listed, subject to the approval of counsel for the Company with respect to such compliance. If on a Purchase Date, the Plan and the Shares reserved for the Plan are not so registered or in such compliance, options granted under the Plan which are not in material compliance shall not be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan and the Shares reserved for the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date of any offering hereunder, as delayed to the maximum extent permissible, the Plan and the Shares reserved for the Plan are not registered or are not in such compliance, options granted under the Plan which are not in material compliance shall not be exercised and all payroll deductions accumulated during the Offering Period (reduced to the extent, if any, that such deductions have been used to acquire Shares) shall be returned to the Participants, without interest. The provisions of this Section 25 shall comply with the requirements of Section 423(b)(5) of the Code to the extent applicable.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

26. Applicable Law.

This Plan shall be construed in accordance with and governed by the laws of the state of New York, but without regard to its conflict of law provisions. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Participants are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the Borough of Manhattan, State of New York to resolve any and all issues that may arise out of or relate to the Plan.

27. Amendment or Termination.

(a) The Board or the Committee may at any time amend, terminate or extend the term of this Plan, except that any such termination cannot affect options previously granted under this Plan, nor may any amendment make any change in an option previously granted which would adversely affect the right of any Participant, nor may any amendment be made without approval of the shareholders of the Company within twelve (12) months of the adoption of such amendment (or earlier if required by Section 23) if such amendment would:

i.	increase the number of Shares or change the type of Shares that may be issued under this Plan;

ii.	expand the designation of the Employees (or class of Employees) eligible for participation in this Plan; or

iii.	otherwise require shareholder approval under applicable law or the requirements of any stock exchange or consolidated listing system on which the Company’s stock is then listed.

(b) Notwithstanding the foregoing, the Board or the Committee may make such amendments to the Plan as the Board or the Committee determines to be advisable and which do not cause unfavorable accounting treatment, including termination of or changes with respect to current Offering Periods, if the continuation of the Plan or any Offering Period would result in financial accounting treatment for the Plan that is different from the financial accounting treatment in effect on the date this Plan is adopted by the Board.

28. Rule 16b-3.

Transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. If any provision of the Plan or action by the Board or the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Board or the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements, or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan.

29. Foreign Plans and Sub-Plans.

The Committee may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Committee is specifically authorized to adopt Foreign Plans or sub-plans and rules and procedures regarding handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements; however, if such varying provisions are not in accordance with the provisions of Section 423(b) of the Code, including but not limited to the requirement of Section 423(b)(5) of the Code that all options granted under the Plan shall have the same rights and privileges unless otherwise provided under the Code and the regulations promulgated thereunder, then the individuals affected by such varying provisions shall be deemed to be participating under a separate sub-plan and not in the Plan. The Committee may also adopt sub-plans applicable to particular Subsidiaries or locations, and any such Foreign Plans or sub-plans may be designed to be outside the scope of Code section 423. The rules of any such Foreign Plans or sub-plans may take precedence over other provisions of this Plan, with the exception of Section 3, but unless otherwise superseded by the terms of such Foreign Plan or sub-plan, the provisions of this Plan shall govern the operation of such plans. If payroll deductions are not permitted in a jurisdiction, Participants in that jurisdiction may contribute via check or pursuant to another method approved by the Committee. The Committee shall not be required to obtain the approval of the Company’s shareholders prior to the adoption, amendment or termination of any Foreign Plan or sub-plan unless required by the laws of the foreign jurisdiction in which Employees participating in the applicable plan are located.

30. Successor Provisions.

Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the effective date of this Plan and including any successor provisions.

To record the approval of this Plan by the Board, the Company has caused its duly authorized officer to execute this Plan on behalf of the Company.

GAN Limited

By:	/s/ Dermot S. Smurfit
Title:	Chief Executive Officer

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